Exhibit 99.1

Bicycle Therapeutics Announces a Strategic Collaboration with Novartis to Discover, Develop and Commercialize Bicycle® Radio-Conjugates

-	Bicycle and Novartis will collaborate on the discovery and development of multiple targeted radioligand therapies in oncology
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-	Bicycle will receive a $50 million upfront payment as well as potential milestones and tiered commercial royalties

CAMBRIDGE, England, & BOSTON, March 28, 2023 – Bicycle Therapeutics plc (NASDAQ: BCYC), a biotechnology company pioneering a new and differentiated class of therapeutics based on its proprietary bicyclic peptide (Bicycle®) technology, today announced that it has entered into a strategic collaboration agreement with Novartis to develop, manufacture and commercialize Bicycle® radio-conjugates (BRCs) for multiple agreed upon oncology targets.

“This collaboration builds on the groundbreaking clinical work we have been doing in the toxin conjugate field and provides new and additional validation for this unique technology,” said Kevin Lee, Ph.D., Chief Executive Officer of Bicycle Therapeutics. “We look forward to working closely with Novartis to pioneer the discovery and development of potential new cutting-edge radiopharmaceutical cancer treatments based on Bicycles. We believe the properties of Bicycles make them well suited for the development of precision guided radiopharmaceuticals and represents the next leg in the application of our proprietary discovery platform in oncology.”

Under the terms of the agreement, Bicycle will utilize its proprietary phage platform to discover Bicycles to be developed into BRCs. Novartis will be responsible for further development, manufacture and commercialization of the BRCs. Novartis will fund all pre-clinical and clinical development and commercialization activities. Bicycle will receive a $50 million upfront payment and is eligible for development and commercial-based milestone payments totaling up to $1.7 billion. Bicycle will also be eligible to receive tiered royalties on Bicycle-based medicines commercialized by Novartis.

About Bicycle Therapeutics

Bicycle Therapeutics (NASDAQ: BCYC) is a clinical-stage biopharmaceutical company developing a novel class of medicines, referred to as Bicycles, for diseases that are underserved by existing therapeutics. Bicycles are fully synthetic short peptides constrained with small molecule scaffolds to form two loops that stabilize their structural geometry. This constraint facilitates target binding with high affinity and selectivity, making Bicycles attractive candidates for drug development. Bicycle is evaluating BT5528, a second-generation Bicycle Toxin Conjugate (BTC™) targeting EphA2; BT8009, a second-generation BTC targeting Nectin-4, a well-validated tumor antigen; and BT7480, a Bicycle TICA™ targeting Nectin-4 and agonizing CD137, in company-sponsored Phase I/II trials. In addition, BT1718, a BTC that targets MT1-MMP, is being investigated in an ongoing Phase I/IIa clinical trial sponsored by the Cancer Research UK Centre for Drug Development. Bicycle is headquartered in Cambridge, UK, with many key functions and members of its leadership team located in Cambridge, MA. For more information, visit bicycletherapeutics.com.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding Bicycle’s collaboration with Novartis; the discovery, development and potential commercialization of potential radiopharmaceutical or other product candidates using Bicycle’s technology under the strategic collaboration agreement; the therapeutic potential for Bicycles in oncology and other applications; and the potential to receive milestone payments under the strategic collaboration agreement. Bicycle may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: the risk that Bicycle may not realize the intended benefits of its technology or of the collaboration agreement with Novartis, including that Bicycle and Novartis may not successfully identify, develop and commercialize additional product candidates; the risk that Bicycle may not be able to maintain its collaboration with Novartis and realize the benefits thereof; and other important factors, any of which could cause Bicycle’s actual results to differ from those contained in the forward-looking statements, are described in greater detail in the section entitled “Risk Factors” in Bicycle’s Quarterly Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 28, 2023, as well as in other filings Bicycle may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Bicycle expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Investors:
David Borah, CFA
SVP, Capital Markets & Corporate Communications
david.borah@bicycletx.com
617-203-8300

Media:
Argot Partners
Sarah Sutton
bicycle@argotpartners.com

212-600-1902